                                                                    EXHIBIT 99.2
                         RENAL TREATMENT CENTERS, INC.

 COMMON STOCK                    PROXY                     BOARD OF DIRECTORS

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RENAL TREATMENT CENTERS, INC.

   The undersigned hereby appoints Robert L. Mayer, Jr. or Thomas J. Karl, or either of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution to vote all shares of the Common Stock, $0.01 par value per share ("Common Stock"), of RENAL TREATMENT CENTERS, INC., which the undersigned is entitled to vote at the Special Meeting of the Stockholders of RENAL TREATMENT CENTERS, INC., to be
 held at 1:00 P.M., Eastern Standard Time, on February   , 1998 at the
 Sheraton Valley Forge Hotel, North Gulph Road and First Avenue, King of Prussia, Pennsylvania 19406 and any and all adjournments thereof, on the proposal set forth below and any other matters properly brought before the Meeting.

   Unless a contrary direction is indicated, this Proxy will be voted FOR approval of Proposal 1; if specific instructions are indicated, this Proxy will be voted in accordance therewith.

   All Proxies to vote at said Meeting or any adjournment heretofore given by the undersigned are hereby revoked. Receipt of Notice of Special Meeting
 and Joint Proxy Statement/Prospectus dated January   , 1998, is hereby
 acknowledged.

 (See Reverse Side)

                                   RENAL TREATMENT CENTERS, INC.

 The Directors recommend a vote FOR the approval of Proposal 1.

  1. Proposal to approve and adopt the Agreement and Plan of Merger, dated as of November 18, 1997, by and among the Company, Total Renal
     Care Holdings, Inc., a Delaware corporation
     ("TRCH"), and Nevada Acquisition Corp., a
     Delaware corporation and a wholly owned
     subsidiary of TRCH ("Merger Sub"), and the transactions contemplated thereby, including, among other things, the merger of Merger Sub with and into the Company and the conversion of each share of common stock, par value $0.01 per share of the Company into the right to receive 1.335 shares of common stock, par value $0.001 per share, of TRCH.

     FOR [_]    AGAINST [_]    ABSTAIN [_]           Change of Address and
                                                     or Comments [_]

  2. Such other matters as may properly come before the Meeting.
                                                     Please sign exactly as
                                                     your name appears
                                                     hereon. When signing
                                                     as attorney, executor,
                                                     administrator,
                                                     trustee, guardian, or
                                                     corporate officer,
                                                     please indicate full
                                                     title.

                                                     Dated____________,:1998
                                                     -----------------------
                                                          Signature(s)
                                                     -----------------------
                                                     -----------------------
                                                     -----------------------
                                                     -----------------------
                                                     -----------------------
                                                          Signature(s)

  Please mark, sign, date and return this Proxy in the accompanying prepaid envelope.
                                                     Votes must be [X]

  -----